Exhibit 99.1

FOR IMMEDIATE RELEASE                             CONTACT: Leonard E. Moodispaw
                                                      Chairman, CEO & President
                                                                   301.939.7000

                       ESSEX REPORTS Q4 AND FY2005 RESULTS


COLUMBIA, MD - March 14, 2006 - Essex Corporation (NASDAQ: KEYW) announced today revenues of $159.8 million in fiscal 2005 compared to $70.5 million in fiscal 2004. Net income for fiscal 2005 was $8.6 million compared to a net income of $2.3 million in fiscal 2004. These results show an approximate 127% increase in revenues and an approximate increase in net income of over 274% from fiscal 2004 to 2005. Earnings per share, or EPS, for fiscal 2005 were $0.38 per share (diluted) versus $0.13 per share (diluted) for fiscal 2004.

Three month period revenues were $50.0 million for the fourth quarter of 2005 compared to $19.0 million in the same period of 2004. The net income for the three month period in the fourth quarter was $3.0 million compared to net income of $892,000 for the same period of 2004. These results show approximately a 163% increase in quarterly revenues over the comparable quarter in 2004 and a 236% increase in quarterly net income over the same period in 2004. Earnings per share (EPS) were $0.13 per share (diluted) for Q4 2005 versus EPS for the same period in 2004 of $0.05 per share (diluted).

The fourth quarter 2005 services and products revenue was $39.6 million compared to $37.7 million in the third quarter of 2005, a 5% increase in quarter-over-quarter in this area. Revenue from purchased materials in the fourth quarter of 2005 was $10.4 million, compared to $5.0 million in the third quarter of 2005, a 106% increase in quarter-over-quarter revenue in this area.

"Essex has delivered growth, performance, and value to our shareholders since we returned to the national equities markets in 2003," according to Leonard Moodispaw, CEO and President of Essex Corporation. "From 2003 to 2005, our annual revenue increased by nearly 10-fold, and our annual net income has increased over 60-fold. The Essex employee base has grown to 761 employees as of the end of February 2006."

"We continue to build toward a value equation that combines both products and services which we believe will deliver both top-line and bottom-line growth. We remain focused on the intelligence technology market for both services and products, and are expanding our ability to productize our innovations where we believe a strong market interest exists. In 2006, we intend to execute on our strategy that includes organic growth, internal investment, and acquisitions."


                                   - M O R E -

ESSEX REPORTS Q4 AND FY2005 RESULTS                                  PAGE 2 OF 5

Fiscal 2005 results include ten months of operation of the Windermere subsidiary. The net income of $8.6 million for the fiscal 2005 includes approximately $1.3 million in interest income compared to $332,000 in the comparable period in 2004. The total gross margin for the fiscal year 2005 (including both services & products and purchased materials) was 27.4% compared to 20.8% for the fiscal year 2004.

Gross margin results in 2005 for both services and products revenue and on purchased materials revenue improved in comparison to the same period last year. Services and products gross margin increased to 31.1% for 2005 from 25.6% for 2004. The increase is a result of several factors, including a change in the mix of the work performed by subcontractors which have a lower margin, and higher margins on contracts obtained in the Windermere acquisition. The gross margin on purchased materials increased to 6.9% from 3.2% as a result of improved margins on our purchased materials because of certain contractual changes and better margins on contracts obtained through acquisitions.

"In 2005, Essex delivered growth in top-line revenue, bottom-line income, and gross margin and the outlook for Essex for 2006 remains strong," according to Lisa Jacobson, Chief Financial Officer of Essex. "We expect that 2006 will continue to be an investment year, as we meet the challenges and opportunities that come with rapid growth, and expand our ability to manage and sustain strong growth." Essex reaffirms revenue guidance for fiscal 2006 of $210-220 million.

As of December 31, 2005, Essex's total backlog, including both funded and unfunded components, was $499 million as compared with $231 million at December 31, 2004. Of these amounts, funded backlog was $90 million and unfunded backlog was $409 million as of December 31, 2005 compared to $30 million and $201 million at December 31, 2004. The significant increase in total backlog during fiscal 2005 from the comparable period in fiscal 2004 is primarily due to the contracts acquired in the Windermere transaction, the award of our "Cougar" contract and the growth in our "Woodstock" contract.

Working capital at December 31, 2005 was $48.1 million compared to $108.4 million at fiscal year end 2004. This decrease is primarily a result of the payment of the purchase price in the Windermere acquisition and related transaction costs. The acquisition agreement for the Windermere transaction contains earn-out provisions that may require Essex to make an additional cash purchase price payment on May 31, 2006 (up to a maximum of $30.0 million) and associated fees, depending upon the financial performance of the Windermere subsidiary. Essex is not yet able to determine the extent to which earn-out amounts may become payable under this agreement.

Essex has  scheduled a conference  call to discuss  these  results  today (March
14th) at 5:00 p.m. (EST). At that time, management will review the Company's fourth quarter and Fiscal 2005 financial results. A question-and-answer session will follow to further discuss the results.

Interested parties will be able to connect to our Webcast via the Investor page on our website, HTTP://WWW.ESSEXCORP.COM/INVESTOR.HTML on March 14th. Interested parties may also listen to the conference call by calling 1-866-831-6291, participant passcode 69732752. The International Dial In access number will be 617-213-8860.


                                   - M O R E -

ESSEX REPORTS Q4 AND FY2005 RESULTS                                  PAGE 3 OF 5

An archive of the Webcast will also be available on our webpage following the call. In addition, a dial-up replay of the call will be available at approximately 7:00 p.m. EST on March 14th, and will remain available through March 21, 2005. To access the dial-up replay, call 1-888-286-8010, passcode 53212710. International callers may access the replay by calling 617-801-6888 with the same passcode.

ESSEX CORPORATION FINANCIAL HIGHLIGHTS - (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
---------------------------------------------------------------------------------------------------------

                                 Three Month        Three Month         Fiscal Year        Fiscal Year
                                Period Ended       Period Ended           Ended              Ended
                                Dec. 31, 2005      Dec. 31, 2004       Dec. 31, 2005      Dec. 31, 2004
                               ---------------    ---------------     ---------------    ---------------
Revenue:
     Services and Products     $     39,639       $     16,920        $   135,577        $    55,422
     Purchased Materials             10,343              2,049             24,224             15,049
                               ---------------    ---------------     ---------------    ---------------
         Total                       49,982             18,969            159,801             70,471

Cost of Goods Sold:
     Services and Products          (26,499)           (12,372)           (93,436)           (41,261)
     Purchased Materials             (9,699)            (1,795)           (22,541)           (14,569)
                               ---------------    ---------------     ---------------    ---------------
         Total                      (36,198)           (14,167)          (115,977)           (55,830)

Gross Margin                         13,784              4,802             43,824             14,641

Selling, General and
  Administrative Expenses            (9,470)            (3,507)           (30,198)           (11,129)

Research and
  Development Expenses                 (871)              (367)            (2,815)            (1,038)

Amortization of Other
  Intangible Assets                    (672)              (175)            (3,504)              (523)

Interest Income Net                     218                149              1,314                332

Provision for Income Taxes               35                (10)               (66)               (10)
                               ---------------    ---------------     ---------------    ---------------

Net Income                     $      3,024       $        892        $     8,555        $     2,273
                               ===============    ===============     ===============    ===============

Weighted Average
  Number of Shares
       - Basic                       21,401             17,062             21,210             15,603
                               ===============    ===============     ===============    ===============

       - Diluted                     22,855             18,378             22,756             17,146
                               ===============    ===============     ===============    ===============

Net Income per
  Common Share
       - Basic                 $       0.14       $       0.05        $      0.40        $      0.15
                               ===============    ===============     ===============    ===============

       - Diluted               $       0.13       $       0.05        $      0.38        $      0.13
                               ===============    ===============     ===============    ===============

Working Capital                                                       $    48,062        $   108,400

Working Capital Ratio                                                      2.89:1            14.56:1

                                   - M O R E -

ESSEX CORPORATION Q4 AND FY2005 RESULTS                              PAGE 4 OF 5

CONDENSED CONSOLIDATED BALANCE SHEETS                             (IN THOUSANDS)
-----------------------------------------------------------------------------------------

                                                          December 31,       December 31,
                                                              2005               2004
                                                        ---------------    ---------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents                          $    27,562        $   105,094
     Accounts receivable, net                                39,229             10,198
     Deferred tax asset - current portion                     4,097                 --
     Note receivable - current portion                          852                594
     Prepayments and other                                    1,771                506
                                                        ---------------    ---------------
         Total Current Assets                                73,511            116,392
                                                        ---------------    ---------------

PROPERTY AND EQUIPMENT, NET                                  13,748              2,297
                                                        ---------------    ---------------

OTHER ASSETS
     Goodwill                                                71,935             11,842
     Patents, net                                               378                313
     Other intangibles, net                                   5,569              2,294
     Note receivable - non-current                            1,314              2,045
     Deferred tax asset - non-current                           820                 --
     Other                                                    1,308                383
                                                        ---------------    ---------------
         Total Other Assets                                  81,324             16,877
                                                        ---------------    ---------------

TOTAL ASSETS                                            $   168,583        $   135,566
------------                                            ===============    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                   $     5,925        $     3,643
     Accrued wages and vacation                               4,400              1,846
     Accrued retirement plans contribution payable              815                236
     Other accrued expenses                                  14,282              2,255
     Current portion of long-term debt                           27                 12
                                                        ---------------    ---------------
         Total Current Liabilities                           25,449              7,992

LONG-TERM DEBT                                                   55                 29
                                                        ---------------    ---------------

TOTAL LIABILITIES                                            25,504              8,021
-----------------                                       ---------------    ---------------

SHAREHOLDERS' EQUITY
     Common stock and additional paid-in capital            146,510            139,531
     Accumulated deficit                                     (3,431)           (11,986)
                                                        ---------------    ---------------
         Total Shareholders' Equity                         143,079            127,545
                                                        ---------------    ---------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $   168,583        $   135,566
------------------------------------------              ===============    ===============



ABOUT ESSEX:  Essex provides  advanced signal,  image,  information  processing, information assurance and cyber-security solutions, primarily for U.S. Government intelligence and defense customers, as well as for select commercial customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary and patented technology to meet our customers' requirements. For more information contact Essex Corporation, 6708 Alexander Bell Drive, Columbia MD 21046-2100; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

                                   - M O R E -

ESSEX CORPORATION Q4 AND FY2005 RESULTS                              PAGE 5 OF 5

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. THE FORWARD-LOOKING STATEMENTS IN THIS RELEASE INCLUDE STATEMENTS ADDRESSING THE FOLLOWING: PLANS REGARDING FUTURE PRODUCTS AND SERVICES; EXPECTATIONS REGARDING FUTURE GROWTH (INCLUDING TOP-LINE AND BOTTOM-LINE GROWTH); EXECUTION ON FUTURE STRATEGIES, INCLUDING ORGANIC GROWTH, INTERNAL INVESTMENT AND ACQUISITIONS; EXPANSION OF ESSEX' ABILITY TO PRODUCTIZE ITS INNOVATIONS; EXPECTATIONS FOR 2006 AS AN INVESTMENT YEAR AND STRIVING TO MEET AND MANAGE CHALLENGES AND OPPORTUNITIES RELATED TO RAPID GROWTH; EXPECTATIONS REGARDING SUSTAINED GROWTH; AND EXPECTED REVENUES FOR 2006. FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDES:
ESSEX'S DEPENDENCE ON SALES AND REVENUES FROM GOVERNMENT CONTRACTS; BACKLOG AND CONTRACT VALUE FIGURES REFLECT MAXIMUM AUTHORIZED AMOUNTS UNDER THE CONTRACT, AND TO THE EXTENT UNFUNDED, SUCH AMOUNTS, AND REVENUES FROM SUCH CONTRACTS, MAY NOT BE REALIZED; DEPENDENCE UPON FEDERAL GOVERNMENT APPROPRIATIONS FOR CONTRACT FUNDING; FEDERAL GOVERNMENT AWARDS ARE SUBJECT TO TERMINATION AT GOVERNMENT CONVENIENCE AND ARE HEAVILY REGULATED; DECLINES IN DEFENSE AND INTELLIGENCE SPENDING; REMEDIAL MEASURES WITH RESPECT TO INTERNAL CONTROLS OVER FINANCIAL REPORTING AND DISCLOSURE CONTROLS FOR OUR WINDERMERE SUBSIDIARY ARE ONGOING BUT NOT YET COMPLETED; DEPENDENCE ON REALIZATION OF BENEFITS OF RECENT AND ANY POTENTIAL FUTURE ACQUISITIONS; PROPERLY IDENTIFYING ATTRACTIVE ACQUISITION CANDIDATES, EXECUTING ON ACQUISITIONS AND INTEGRATING ACQUISITIONS; MANAGING GROWTH PROPERLY AND RETAINING KEY EMPLOYEES.

MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS IS SET FORTH IN ESSEX'S QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2005. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.



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